Exhibit 10.5

Certain confidential and commercially sensitive information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Such excluded information is indicated with “[**]” in the exhibit where the information has been omitted.